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                                                                    EXHIBIT 10.7

                      PROMISSORY NOTE AND PLEDGE AGREEMENT

$138,000.00                                                       April 16, 1997


     FOR VALUE RECEIVED, the undersigned ("Payee"), promises to pay to Cepheid, a California corporation ("Cepheid" or "Creditor"), or its nominee, at the offices of Creditor at 3410 Garrett, Santa Clara, CA 95054, or at such other place as Creditor or its nominee may designate in writing, the principal sum of One Hundred Thirty-Eight Thousand Dollars ($138,000.00), together with unpaid and accrued interest thereon.

     1. Interest and Term. Simple interest shall accrue during the term of this Promissory Note at the rate of seven percent (7%) per annum. The principal sum of this Promissory Note shall be due on April 16, 2001 along with all unpaid and accrued interest on the unpaid principal. Prepayment of principal, or any portion thereof, together with all unpaid and accrued interest thereon, may be made at any time without penalty. Notwithstanding any provision set forth above, the entire unpaid principal sum of this Promissory Note, together with all unpaid and accrued interest thereon, shall become immediately due and payable upon the occurrence of the following:

          A. the commission of any act of bankruptcy by Payee, the execution by Payee of a general assignment for the benefit of creditors, the filing by or against Payee of any petition in bankruptcy or any petition for relief under the provisions of the Federal Bankruptcy Act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of twenty (20) days or more, the appointment of a receiver or trustee to take possession of any property or assets of Payee, or the attachment of or execution against any property or assets of Payee;

          B. any default of Payee's obligations under this Promissory Note, including the failure to pay, when due the amounts payable hereunder.

     2. Pledge and Escrow. As security for Payee's obligations under the Promissory Note, Payee hereby pledges and escrows, with Cepheid, in a form transferable for delivery, the Common Shares, and such additional property received or distributed in respect of such Common Shares (collectively the Pledged Shares and such additional property is referred to herein as the "Pledged Collateral"). The certificate representing the Pledged Shares shall be accompanied by a duly executed Assignment Separate From Certificate in a form acceptable to Cepheid.
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     3.   Rights in Pledged Shares. So long as there shall exist no condition, event or act which, with notice and lapse of time, would constitute a breach, default or an event of default of or under, the Promissory Note, Payee shall be entitled to exercise the voting power with respect to the Pledged Shares.

     4. Termination of Pledge and Escrow. Upon payment in full of the Promissory Note, the Payee shall be entitled to the return of the Pledged Collateral. This Agreement shall terminate at the time when all of the Pledged Collateral held hereunder has been delivered by Cepheid to Payee as provided in this Agreement.

     5. Successor and Assigns. This Promissory Note shall be binding upon and inure to the benefit of Creditor and its successors and assigns.

     6. Attorney's Fees. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to its reasonable attorneys' fees and expenses.

     7. Governing Law. This Note shall be construed in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     8. Amendment. This Note shall only be amended with the written consent of Cepheid and Payee.

     9. Waivers. Payee hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Promissory Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Promissory Note, no release or surrender of any collateral given as security for this Promissory Note, and no delay in enforcement of this Promissory Note or in exercising any right or power hereunder, shall affect the liability of Payee.

     IN WITNESS WHEREOF, this Promissory Note has been duly executed by the undersigned, on the day and year first set forth above.


                                        /s/ ALLEN NORTHRUP
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                                        Allen Northrup